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                       SECURITIES AND EXCHANGE COMMISSION

                             450 Fifth Street, N.W.
                            Washington, D.C.  20549



                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                       Date of Report:  February 26, 1998


                             Intercell Corporation
              --------------------------------------------------
              (Exact Name of Registrant as Specified in Charter)



  Colorado                         0-14306                       84-0928627
-----------------                -----------                 ------------------
  (State of                      (Commission                   (IRS Employer
incorporation)                   File Number)                Identification No.)


                      370 Seventeenth Street, Suite 3580
                            Denver, Colorado  80202
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              (Address of Principal Executive Offices)  (Zip Code)


       Registrant's telephone number, including area code: (303) 592-1010


                                Not Applicable
         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)
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Item 2. Acquisition or Disposition of Assets

     Intercell Corporation (hereinafter "Registrant") through its wholly owned subsidiary, Particle Interconnect Corporation, a Colorado corporation, entered into an agreement with Sunlight Systems, Ltd. ("Sunlight") dated February 26, 1998 (the "Agreement"). Pursuant to the Agreement, Registrant acquired control of Sunlight by causing Registrant's wholly owned subsidiary, Particle Interconnect Corporation to transfer all of its assets including its intellectual properties to Sunlight in exchange for Seven Million, Two Hundred and Fifty Thousand (7,250,000) restricted post-split common shares of Sunlight and One Hundred (100) Series A, 8%, Voting Convertible Cumulative Participating Preferred Shares, liquidation preference of $22,625.25 per share, convertible into Seven Million, Two Hundred and Fifty Thousand (7,250,000) restricted common shares of Sunlight.

     As part of the transaction, Sunlight changed its name to Nanopierce Technologies, Inc., ("Nanopierce") and its trading symbol to NPCT. It also effected a reverse split of its issued and outstanding shares of common stock. After the completion of the reverse stock split, Nanopierce had Four Million, Two Hundred and Fifty-Three Thousand, Three Hundred and Fifty-Five (4,253,355) shares issued and outstanding. By virtue of its ownership of such common and preferred shares, on a fully diluted basis, as of the date hereof, Registrant owned of record and beneficially approximately Seventy-Four Percent (74%) of the outstanding common stock of Nanopierce.

     The acquisition and purchase price was arbitrarily determined by negotiations between the parties. The shareholders of Nanopierce approved the transaction on behalf of Nanopierce. Paul H. Metzinger together with his wife, Cheri L. Perry, are shareholders of Nanopierce, and they abstained from voting, as shareholders, on the transaction. Paul H. Metzinger was appointed the sole Director of Nanopierce, until additional directors could be appointed, and was also nominated and elected President and Chief Executive Officer of Nanopierce.

     Paul H. Metzinger, President and Chief Executive Officer of Intercell Corporation, Particle Interconnect Corporation and Nanopierce, also received as part of the transaction negotiated with the principal shareholders of Nanopierce an option to purchase up to One Million (1,000,000) common shares of Nanopierce for a period of ten (10) years at an exercise price per share of $0.3257.

     Paul H. Metzinger and his wife own of record and beneficially, directly and indirectly, One Million, Three Hundred and Forty Thousand (1,340,000) post-split shares of Nanopierce.

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Item 7.   Financial Statements and Exhibits

     A.   Exhibits.

          2.01 Agreement dated February 26, 1998 by and among Registrant, Particle Interconnect Corporation and Sunlight Systems, Ltd.

          4.01  Certificate of Designation of Rights and Preferences

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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               INTERCELL CORPORATION



Date:  September 22, 1998      By:   /s/  Paul H. Metzinger
                                     ------------------------------------------
                                     Paul H. Metzinger, Chief Executive Officer
                                     and President

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                                LIST OF EXHIBITS


2.01 Agreement dated February 26, 1998 by and among Registrant, Particle Interconnect Corporation and Sunlight Systems, Ltd.

4.01  Certificate of Designation of Rights and Preferences

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